Exhibit 10.21
Execution Copy
Senior Management
AMENDED AND RESTATED
NON-QUALIFIED
STOCK OPTION AGREEMENT
UNDER
LORAL SPACE & COMMUNICATIONS INC.
2005 STOCK INCENTIVE PLAN
          THIS AGREEMENT is made as of the 21st day of December 2005 (the “Grant Date”) by and between Loral Space & Communications Inc., a Delaware corporation (the “Company”), and ____________ (the “Optionee”), and is amended and restated as of the 10th day of November 2008.
          WHEREAS, the Optionee is employed by or providing services to the Company or an Affiliate in a key capacity, and the Company desires to have Optionee remain in such employment or service and to afford Optionee the opportunity to acquire, or enlarge, Optionee’s stock ownership of the Company’s Common Stock, par value $.01 per share (the “Stock”), so that Optionee may have a direct proprietary interest in the Company’s success; and
          WHEREAS, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in Company’s 2005 Stock Incentive Plan (the “Plan”).
          NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:
               1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee, during the period commencing on the Grant Date and ending on the date that is seven years from the Grant Date (the “Option Period”), the right and option (the right to purchase any one share of Stock hereunder being an “Option”) to purchase from the Company, at an exercise price of $28.441 per share (the “Option Price”), an aggregate of ______ shares of Stock (the “Share Number”). The Options are not intended to be “incentive stock options”, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
               2. Deferred Compensation Account. As of the Grant Date, the Company shall establish a deferred compensation bookkeeping account for the Optionee (the “Deferred Compensation Account”) and shall credit to the Deferred Compensation Account a dollar amount equal to (A) the difference between the Option Price and $19.00 (the “Target Exercise Price”), multiplied by (B) the Share Number. The Deferred Compensation Account shall become vested in the same proportion as the Options vest and become exercisable, including any accelerated vesting upon (A) a termination of the Optionee’s employment or service by the Company or an Affiliate without Cause, (B) a termination of the Optionee’s employment or service with the Company and all Affiliates by the Optionee for Good Reason, (C) a Change in Control (as defined in the Plan), (D) a New Skynet Sale Event (as defined in the Plan), but only to the extent that the Optionee is an employee or service provider of New Skynet, or (E) a New SS/L Sale Event (as defined in the Plan), but only to the extent that the Optionee is an employee or service provider of New SS/L.
                  (a) The vested portion of the Deferred Compensation Account shall be distributed to the Optionee upon the earliest to occur of (i) the Optionee’s “separation from service” (as such term is defined in Treasury Regulation §1.409A-1(h)) with the Company; provided, however, that the Optionee shall be deemed to have suffered a “separation from service” as of a given date for purposes of Treas. Reg. § 1.409A-1(h) to the extent that it is reasonably anticipated that the Optionee’s level of bona fide services to the Company, as an employee, independent contractor, or otherwise, will permanently decrease to less than 50% of the average level of services performed by the Optionee for the Company in the 36-month period immediately preceding such date, (ii) a Change in Control, (iii) a New Skynet Sale Event, but only to the extent that the Optionee is an employee or service provider of New Skynet, (iv) a New SS/L Sale Event, but only to the extent that the Optionee is an employee or service provider of New SS/L, and (v) the date which is the seventh anniversary of the Grant Date; provided, however, that in the event the Optionee is determined to be a “specified employee” (as such term is defined in Treasury Regulation §1.409A-1(i)), as of the date of the Optionee’s separation from service with the Company, the distribution of the vested portion of the Deferred Compensation Account scheduled to be made upon such separation from service shall be delayed for six months and instead shall be made upon the six-month anniversary of such separation from service; and further provided, however, that there shall be no distribution upon a Change in Control, a New Skynet Sale Event or a New SS/L Sale Event unless such event also constitutes a “change in control event” with respect to the Optionee under Treasury Regulation §1.409A-3(i)(5), or such distribution is otherwise an allowable distribution under Section 409A of the Code.
                  (b) Amounts in the Deferred Compensation Account shall be subject to forfeiture upon termination of the Optionee’s employment with the Company to the same extent as the Option is subject to forfeiture pursuant to Section 4 herein.
                  (c) Except as provided below, the value of the Deferred Compensation Account shall not be credited with interest or be subject to any rate of return. Upon any exercise of all or a portion of the Options, the corresponding portion of the Deferred Compensation Account shall automatically be converted into an interest-bearing account from the date of such exercise through the date of distribution. For example, if 50% of the Options are exercised, 50% of the Deferred Compensation Account shall be converted into an interest-bearing account. Once converted, the amounts credited to this interest-bearing Deferred Compensation Account shall receive a rate of return equal to the highest rate of return then available to the Company in an interest-bearing account. To the extent possible, the Company will seek to avoid or, if not avoidable, to minimize any administrative expense incurred in maintaining the interest-bearing Deferred Compensation Account. However, the balance in the interest-bearing Deferred Compensation Account attributable to the rate of return on the interest-bearing Deferred Compensation Account shall be reduced, but not below the principal amount, by any administrative expense incurred by the Company in maintaining the interest-bearing Deferred Compensation Account.

                  (d) While all or a portion of the Options remain unexercised and outstanding, the corresponding portion of the Deferred Compensation Account shall be linked to the value of the Stock as follows. To the extent the value of the Stock declines to a level between the Option Price and the Target Exercise Price (the “Spread Value Zone”), the corresponding portion of the Deferred Compensation Account shall also decline in the same percentage as the Stock declines as measured against the Target Exercise Price and the value of the corresponding portion of the Deferred Compensation Account shall track the percentage increase or decrease in the value of the Stock while its value remains in the Spread Value Zone such that if the value of the Stock declines to the Target Exercise Price or below, the value of the corresponding portion of the Deferred Compensation Account shall decline to zero and if the value of the Stock rebounds to the Option Price, the corresponding portion of the Deferred Compensation Account shall regain its proportional full value. To the extent the Stock rises above the Option Price the corresponding portion of the Deferred Compensation Account shall not rise above its proportional full value.
                  (e) The amounts credited to the Deferred Compensation Account will be subject to all applicable legally required tax withholding as determined by the Company, unless such determination is unreasonable.
                  (f) It is intended that the provisions of this Section 2 and the distribution of the Deferred Compensation Account hereunder to the Optionee shall comply with the requirements of Section 409A of the Code. To the extent that the Optionee has reason to believe that the Deferred Compensation Account will subject the Optionee to a tax under Section 409A of the Code, the Optionee may request that this Agreement be amended in a manner that is compliant with Section 409A in order to avoid or reduce such tax. To the extent the Optionee requests any such amendment, the Company agrees to enter into good faith negotiations with the Optionee to accommodate such request to the extent possible so as to avoid or reduce any such tax.
                  (g) In no event shall this Agreement and any amendment thereof result in the Company incurring any cost or expense to a greater extent than the Company would have incurred had the Option been granted with an Option Price equal to the Target Exercise Price.
               3. Exercise of Options.
                  (a) Subject to the terms and conditions set forth herein and provided the Optionee’s employment continues, the Options shall vest and become exercisable in accordance with the following schedule:
          (i) one-fourth of the Options shall vest and become exercisable on the one-year anniversary of the Effective Date;
          (ii) an additional one-fourth of the Options shall vest and become exercisable on the two-year anniversary of the Effective Date;
          (iii) an additional one-fourth of the Options shall vest and become exercisable on the three-year anniversary of the Effective Date; and

          (iv) the remainder of the Options shall vest and become exercisable on the four-year anniversary of the Effective Date (each such anniversary date shall hereafter be referred to as a “Vesting Date” and the period between the date hereof and the first Vesting Date and the subsequent periods between Vesting Dates shall hereafter be referred to as “Vesting Periods”).
                  (b) The Options shall vest only as to full shares of Stock rounded down to the nearest full share during the first three vesting dates and all fractions shall be amalgamated and become exercisable on the last vesting date. Except as otherwise stated in this Agreement, the Options shall expire on the seven-year anniversary of the Effective Date.
               4. Termination of Employment.
                  (a) If the Optionee’s employment or service with the Company and all Affiliates is terminated for Cause, all Options and the full value of the Deferred Compensation Account (whether vested or not) shall immediately expire.
                  (b) If the Optionee resigns from employment or service with the Company and all Affiliates other than for “Good Reason,” all unvested Options and the unvested portion of the Deferred Compensation Account shall expire and all vested Options shall remain exercisable for the shorter of (i) three months following the date of termination or (ii) the remainder of the Option Period.
                  (c) If the Optionee’s employment or service with the Company and all Affiliates is terminated by the Company or an Affiliate other than for Cause or the Optionee resigns for “Good Reason” during the time that the Optionee’s employment with the Company is subject to an employment agreement between the Optionee and the Company and such employment agreement so provides, all unvested Options and the unvested portion of the Deferred Compensation Account shall vest immediately. If the Optionee’s employment with the Company and all Affiliates is terminated by the Company or an Affiliate other than for Cause or the Optionee resigns for “Good Reason” during the time that the Optionee’s employment with the Company is no longer subject to an employment agreement between the Optionee and the Company and such employment is on an “at-will” basis, the unvested Options that are scheduled to vest on the next Vesting Date immediately following such termination date and the corresponding portion of the Deferred Compensation Account shall vest on a pro rata basis where the number of Options subject to pro rata vesting is equal to the number of Options subject to vesting on such Vesting Date multiplied by a fraction, the numerator of which shall be equal to the number of days the Optionee was employed during the applicable Vesting Period and the denominator of which shall be equal to 365 (the “Pro Rata Fraction”), and the portion of the Deferred Compensation Account subject to pro rata vesting is that portion subject to vesting on such Vesting Date multiplied by the Pro Rata Fraction and all other unvested Options and the unvested portion of the Deferred Compensation Account remaining at the time of such termination after application of such pro rata vesting shall expire. In the event that the Optionee’s employment with the Company and all Affiliates is terminated by the Company or an Affiliate other than for Cause or the Optionee resigns for “Good Reason” (regardless of whether the Optionee’s employment is then subject to an employment agreement), all vested Options (including those that vest upon such termination) shall remain exercisable for the shorter of (i)

the Post Termination Exercise Period (as defined below) or (ii) the remainder of the Option Period. The Post Termination Exercise Period shall mean (x) the period that is two years following the date of termination, if the termination occurs prior to the third anniversary of the Grant Date, (y) the period that is one year following the date of termination, if the termination occurs on or following the third anniversary of the Grant Date but prior to the fifth anniversary of the Grant Date, or (z) the period that is three months following the date of termination, if the termination occurs on or following the fifth anniversary of the Grant Date; provided, however, that if the Optionee’s employment is terminated on account of death or Disability, the Post Termination Exercise Period shall not be shorter than one year following the date of the Optionee’s termination of employment.
                  (d) If the Optionee’s employment or service with the Company and all Affiliates terminates on account of the Optionee’s death or Disability all unvested Options and the unvested portion of the Deferred Compensation Account shall immediately expire and all vested Options will remain exercisable for the shorter of (i) the Post Termination Exercise Period or (ii) the Option Period.
                  (e) For purposes of clarification, neither a New FSS Sale Event nor a New SS/L Sale Event, shall in and of itself, be considered a termination of the Optionee’s employment with the Company and all Affiliates without Cause or an event constituting “Good Reason.”
               5. Method of Exercising Option.
                  (a) Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. Payment for shares of Stock acquired pursuant to Options shall be made in full, upon exercise of the Options in immediately available funds in United States dollars, by certified or bank cashier’s check or, in the discretion of the Committee, (i) by surrender to the Company of Mature Shares held by the Participant; (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option exercise price; (iii) through a net exercise of the Options whereby the Participant instructs the Company to withhold that number of shares of Stock having a fair market value equal to the aggregate Option Price of the Options being exercised and deliver to the Participant the remainder of the shares subject to exercise or (iv) by any other means approved by the Committee. For purposes of this paragraph, the term “Mature Shares” shall mean shares of Stock for which the Optionee has good title, free and clear of all liens and encumbrances, and which the Optionee either (i) has held for at least six months or (ii) has purchased on the open market.
                  (b) At the time of exercise, (i) the Company shall have the right to withhold from the number of shares of Stock to be issued upon exercise, the minimum number of shares necessary or (ii) at the discretion of the Committee, the Optionee shall be obligated to pay to the Company such amount as the Company deems necessary, in either event, to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

               6. Issuance of Shares. As promptly as practical after receipt by the Company of a written notice of exercise and full payment to the Company of the aggregate Option Price and any required income tax withholding amount, the Company shall issue or transfer to the Optionee the number of shares of Stock with respect to which Options have been so exercised, or the net number of shares of Stock in the event of an exercise pursuant to Section 5(a)(iii), or to the extent applicable in Section 5(a)(iv), or after application of Section 5(b), or both, and shall deliver to the Optionee (or the Optionee’s estate or beneficiary, if applicable) a certificate or certificates therefore, registered in the name of the Optionee (or such estate or beneficiary).
               7. Non-Transferability. The Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee’s lifetime only by Optionee. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
               8. Rights as Stockholder. Neither the Optionee nor a permitted transferee of the Options shall have any rights as a stockholder with respect to any share of Stock covered by the Options until the Optionee or any transferee shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which the Optionee or any transferee shall become the holder of record thereof.
               9. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that Optionee will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares of Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares of Stock pursuant thereto to comply with any law or regulation of any governmental authority. The Deferred Compensation Account is intended to comply with the provisions of Section 409A of the Code, and the Options are intended to be exempt from Section 409A of the Code. To the extent that there are any ambiguities in this document, they shall be interpreted and administered consistent with such intent. Notwithstanding the immediately prior sentence, (i) if any term or provision of this Agreement relating to the Deferred Compensation Account is found to be noncompliant with Section 409A of the Code or to cause the Deferred Compensation Account to be noncompliant with Section 409A of the Code or (ii) any term or provision of this Agreement relating to the Options is found to cause the Options to be subject to and not to be exempt from Section 409A of the Code, in each case, in any jurisdiction, such provision shall be struck as void ab initio, and a compliant or exempt term or provision, as applicable, shall be deemed substituted for such noncompliant or nonexempt provision, as applicable, that preserves, to the maximum lawful extent, the intent of the Agreement, and any court or arbitrator so holding shall have authority and shall be instructed to substitute such compliant or exempt provision; provided, however, that if any such noncompliance or nonexemption, as applicable, is due to a deficiency of one or more terms or provisions, such appropriate terms or provisions shall be deemed to be added to cure such noncompliance or nonexemption, as applicable, that preserves, to the maximum lawful extent, the intent of the Agreement, and any such court or arbitrator shall have authority and shall be instructed to supplement the Agreement with such compliant or exempt terms or provisions, as applicable.
               10. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to Optionee at the Optionee’s last known address, as reflected in the Company’s records.
               11. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
               12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law thereof.
               13. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LORAL SPACE & COMMUNICATIONS INC.

By:
	Name:	Michael B. Targoff
	Title:	CEO and President
Accepted:

Optionee

Address

Social Security Number